EXHIBIT 99.1

NIKOLA AND GENERAL MOTORS FORM STRATEGIC PARTNERSHIP;
NIKOLA BADGER TO BE ENGINEERED AND MANUFACTURED BY GENERAL MOTORS

General Motors receives 11 percent ownership of Nikola and right to nominate one director;
General Motors seizes growth opportunity with Nikola to boldly move into broader markets with Hydrotec fuel cell and Ultium battery systems

-	General Motors to receive $2 billion equity stake in Nikola in exchange for certain in-kind contributions
-	General Motors to engineer, validate, homologate and build the Nikola Badger for both the battery electric vehicle and fuel cell electric vehicle variants as part of the in-kind services
-	Nikola anticipates saving over $4 billion in battery and powertrain costs over 10 years and over $1 billion in engineering and validation costs
-
General Motors expects to receive in excess of $4 billion of benefits between the equity value of the shares, contract manufacturing of the Badger, supply contracts for batteries and fuel cells, and EV credits retained over the life of the contract

-	General Motors to be exclusive supplier of fuel cells globally (outside of Europe) to Nikola for Class 7/8 trucks, providing validation and scale in a multi-billion dollar total addressable market
-	Badger is anticipated to enter production by year-end 2022

PHOENIX/DETROIT, Sept. 08, 2020 — Nikola Corporation (NASDAQ: NKLA) and General Motors Co. (NYSE: GM) today announced a strategic partnership that begins with the Nikola Badger and carries cost reductions through Nikola’s programs, including: Nikola Badger, Nikola Tre, Nikola One, Nikola Two and NZT. As part of the agreement, Nikola will utilize General Motors’ Ultium battery system and Hydrotec fuel cell technology, representing a key commercialization milestone for General Motors.

Nikola will exchange $2 billion in newly issued common stock for the in-kind services and access to General Motors’ global safety-tested and validated parts and components. General Motors will be subject to a staged lock-up provision beginning in one year and ending in June 2025. General Motors will engineer, homologate, validate and manufacture the Nikola Badger battery electric and fuel cell versions.

“Nikola is one of the most innovative companies in the world. General Motors is one of the top engineering and manufacturing companies in the world. You couldn’t dream of a better partnership than this,” said Nikola Founder and Executive Chairman Trevor Milton. “By joining together, we get access to their validated parts for all of our programs, General Motors’ Ultium battery technology and a multi-billion dollar fuel cell program ready for production. Nikola immediately gets decades of supplier and manufacturing knowledge, validated and tested production-ready EV propulsion, world-class engineering and investor confidence. Most importantly, General Motors has a vested interest to see Nikola succeed. We made three promises to our stakeholders and have now fulfilled two out of three promises ahead of schedule. What an exciting announcement.”

“This strategic partnership with Nikola, an industry leading disrupter, continues the broader deployment of General Motors’ all-new Ultium battery and Hydrotec fuel cell systems,” said General Motors Chairman and CEO Mary Barra. “We are growing our presence in multiple high-volume EV segments while building scale to lower battery and fuel cell costs and increase profitability. In addition, applying General Motors’ electrified technology solutions to the heavy-duty class of commercial vehicles is another important step in fulfilling our vision of a zero-emissions future.”

The agreement with Nikola extends General Motors’ utilization of its fuel cell technology to the Class 7/8 semi-truck market and represents a high-volume commercialization of its leading Hydrotec fuel cell system and complements the company’s battery-electric propulsion. Fuel cells will become increasingly important to the semi-truck market because they are more efficient than gas or diesel. General Motors sees additional growth opportunities in multiple transportation, stationary and mobile-power end markets.

General Motors’ battery development work is ongoing. Its Ultium battery technology roadmap includes silicon anodes and lithium metal anodes, which will improve vehicle range, affordability, and reduced dependence on rare and costly metals. It is already demonstrating automotive-grade durability and significantly higher energy density.

Nikola will be responsible for the sales and marketing for the Badger and will retain the Nikola Badger brand. The Badger was first announced on Feb. 10, 2020 and will make its public debut Dec. 3-5, at Nikola World 2020 in Arizona. Badger production is expected to start in late 2022 at a location to be announced at a later date. In celebration of this announcement, $100 Badger pre-order reservations are now available at nikolamotor.com/badger.

Nikola remains an independent company. The investment is subject to customary antitrust regulatory approval and closing conditions. The parties anticipate closing the transaction prior to Sept. 30, 2020.

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the company’s expectations regarding its projected refuse truck build and related specifications; the company’s expectations for its trucks and market acceptance of electric refuse trucks; and market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Nikola’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of judicial proceedings to which Nikola is, or may become a party; failure to realize the anticipated benefits of the recently completed business combination; the conversion of pre-orders into binding orders;  risks related to the rollout of Nikola’s business and the timing of expected business milestones; the effects of competition on Nikola’s future business; the availability of capital; and the other risks discussed under the heading "Risk Factors" in the definitive proxy statement/prospectus/information statement filed by VectoIQ on May 8, 2020 and other documents Nikola’s files with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and Nikola specifically disclaims any obligation to update these forward-looking statements.

About General Motors
General Motors (NYSE:GM) is a global company committed to delivering safer, better and more sustainable ways for people to get around. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Holden, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at http://www.gm.com.

Cautionary Note on Forward-Looking Statements: This press release may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words such as “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual result may differ materially due to a variety of important factors, both positive and negative. Many of these factors are described in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Additional Information: References to “partnership” in this document and related comments by management are intended to refer only to the strategic alliance between the parties and are not intended to and do not indicate the formation of a common law partnership or similar legal construct or the duties (fiduciary or otherwise) that may be implied by the formation of such a partnership or construct.

MEDIA CONTACTS:

Nikola Corporation
Nicole Rose, nicole.rose@nikolamotor.com, 602-499-4795
Colleen Robar, crobar@robarpr.com, 313-207-5960

General Motors
Juli Huston-Rough, julie.huston-rough@gm.com, 313-549-6977
David Barnas, david.barnas@gm.com, 248-918-8946